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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Columbus McKinnon Corp
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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

                         COLUMBUS MCKINNON CORPORATION
                        140 JOHN JAMES AUDUBON PARKWAY
                         AMHERST, NEW YORK 14228-1197

                               ----------------

                         SUPPLEMENT TO PROXY STATEMENT

                               ----------------

                              DATED JULY 30, 1999

  The following information supplements and amends the Proxy Statement, dated July 12, 1999 (the "Proxy Statement"), furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's corporate offices, 140 John James Audubon Parkway, Amherst, New York, on August 16, 1999, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Annual Meeting accompanying the Proxy Statement, and to transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof. This supplemental information should be read in conjunction with the Proxy Statement.

             INFORMATION REGARDING CERTAIN ADDITIONAL PARTICIPANTS

  Messrs. Ivan E. Shawvan and David W. Clark have become participants in the solicitation of proxies from Columbus McKinnon shareholders on behalf of the Board of Directors of the Company. Set forth below are the name, principal business address and present principal occupation or employment for each such person:

               NAME AND PRINCIPAL                     PRESENT PRINCIPAL
                BUSINESS ADDRESS                   OCCUPATION OR EMPLOYMENT
               ------------------                  ------------------------
   Ivan E. Shawvan......................... Operating Group Leader, Specialties
    140 John James Audubon Parkway          Group--Columbus McKinnon Corporation
    Amherst, New York 14228-1197
   David W. Clark.......................... President--Automatic Systems, Inc.
    9230 East 47th St.                      (a wholly owned subsidiary of the
    Kansas City, Missouri 64133             Company)

  The number of shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") beneficially owned by Mr. Shawvan as of May 31, 1999 is set forth in the Proxy Statement. As of such date, Mr. Clark beneficially owned 1,700 shares of Common Stock, including 140 shares held of record by Mr. Clark's spouse.

  Information concerning all purchases and sales of securities of the Company from June 4, 1997 to May 31, 1999 by Mr. Shawvan is set forth in Schedule II to the Proxy Statement. Set forth below is such information with respect to Mr. Clark:

        DATE OF                     NATURE OF                                NUMBER OF SHARES
      TRANSACTION                  TRANSACTION                               OF COMMON STOCK
      -----------                  -----------                               ----------------
        3/12/98                     Purchase                                       600
        3/13/98                     Purchase                                       460
        3/13/98                     Purchase*                                      140
        9/4/98                      Purchase                                       500

     --------
     * Represents shares of Common Stock purchased by Mr. Clark's spouse.


-------------------------------    IMPORTANT    -------------------------------

   YOUR VOTE IS IMPORTANT. Please take a moment to sign, date and promptly mail your WHITE proxy in the postage paid envelope provided. Remember, do not return any proxy card sent to you by The Columbus McKinnon
 Shareholders Committee, the Dissidents, not even as a vote of protest.

   If your shares are registered in the name of a broker, only your broker can execute a proxy and vote your shares and only after receiving your specific instructions. Please contact the person responsible for your account and direct him or her to execute a proxy on your behalf today. Then mail your proxy at once in the envelope provided. If you have any questions or need further assistance in voting, please call:

                             D.F. KING & CO., INC.
                                77 Water Street
                           New York, New York 10005
                           (212) 296-5550 (Collect)

                       CALL TOLL-FREE -- 1-800-697-6974

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